                                     Press Release
Cambridge, Mass. – Feb. 13, 2024

Biogen reports fourth quarter and full year 2023 results and expects return to Non-GAAP EPS growth in 2024
Fourth quarter 2023 revenue $2.4 billion; GAAP diluted EPS $1.71; Non-GAAP diluted EPS $2.95
•GAAP and Non-GAAP diluted EPS negatively impacted by $0.35 related to previously disclosed closeout costs for ADUHELM
Full year 2023 revenue $9.8 billion; GAAP diluted EPS $7.97; Non-GAAP diluted EPS $14.72

Biogen to co-promote LEQEMBI in U.S. and Japan, building off steady launch progress; LEQEMBI approved in China

Expanding rare disease portfolio with SKYCLARYS, an innovative product in an area of high unmet medical need, recently launched in the U.S. with ~1,000 patients on drug; received European Commission approval
ZURZUVAE off to a promising start in U.S. for adults with postpartum depression
Continue to expect "Fit for Growth" to generate savings of $1 billion gross and $800 million net by 2025

Full year 2024 financial guidance: Non-GAAP EPS of $15.00 to $16.00, representing EPS growth of approximately 5% versus 2023 at the mid-point
•Expect total revenue to decline by a low- to mid-single digit percentage vs. 2023 and expect core pharmaceutical revenue (product revenue + LEQEMBI) to be flat vs. 2023
•Expect operating income to grow low-double digit percentage vs. 2023 with expected mid-single digit percentage point operating margin expansion
Biogen Inc. (NASDAQ: BIIB) today reported fourth quarter and full year 2023 financial results. Commenting on the results, President and Chief Executive Officer Christopher A. Viehbacher said:

“2023 was a year of transformation for Biogen as we saw approval for four first-in-class medicines while we realigned our cost structure, remained prudent in allocating shareholder capital, and reprioritized our pipeline. We believe with these key elements in place we are now well positioned to return Biogen to sustainable growth. As we look to 2024, our focus is on operational execution, including building upon the progress of our recent new product launches. We believe this will allow us to continue to advance our goal of a new Biogen that creates enhanced value for patients and our shareholders.”
Financial Highlights

	Q4 '23	Q4 '22	△	r (CC#)	FY '23	FY '22	△	r (CC#)
Total Revenue (in millions)*	$2,386	$2,544	(6)%	(5)%	$9,836	$10,173	(3)%	(1)%
GAAP diluted EPS	$1.71	$3.79	(55)%	—	$7.97	$20.87	(62)%	—
Non-GAAP diluted EPS	$2.95	$4.05	(27)%	—	$14.72	$17.67	(17)%	—
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period.
* Beginning in the third quarter of 2023, Biogen modified its presentation of the commercialization expenses incurred within the LEQEMBI® Collaboration. Biogen's 50% portion of LEQEMBI product revenue, net, and cost of sales, including royalties, will continue to be classified as a component of revenue. Biogen will now present its 50% share of all global pre- and post-commercialization sales & marketing expenses for the LEQEMBI Collaboration within SG&A expense and will no longer present the post-commercialization portion of these expenses as a reduction to revenue.
# Percentage changes in revenue growth at constant currency (CC) are presented excluding the impact of changes in foreign currency exchange rates and hedging gains or losses. The current period’s foreign currency revenue values are converted into U.S. dollars using the average exchange rates from the prior period.

A reconciliation of GAAP to Non-GAAP financial measures can be found in Table 4 at the end of this news release.
Revenue Summary

(in millions)	Q4 '23	Q4 '22	△	r (CC#)	FY '23	FY '22	△	△ (CC#)
Multiple sclerosis product revenue(1)	$1,168	$1,269	(8)%	(6)%	$4,662	$5,430	(14)%	(12)%
Rare disease revenue(2)	$472	$459	3%	6%	$1,803	$1,794	1%	4%
Biosimilars revenue	$188	$175	8%	10%	$770	$751	3%	6%
Other product revenue(3)	$4	$2	95%	90%	$12	$13	(8)%	(10)%
Total product revenue	$1,832	$1,905	(4)%	(2)%	$7,247	$7,988	(9)%	(7)%
Revenue from anti-CD20 therapeutic programs	$436	$448	(3)%	(3)%	$1,690	$1,701	(1)%	(1)%
Contract manufacturing, royalty and other revenue(4)	$118	$192	(38)%	(38)%	$899	$485	85%	85%
Total revenue	$2,386	$2,544	(6)%	(5)%	$9,836	$10,173	(3)%	(1)%
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period. Numbers may not foot or recalculate due to rounding.
(1) Multiple sclerosis includes TECFIDERA®, VUMERITY®, AVONEX®, PLEGRIDY®, TYSABRI® and FAMPYRA™.
(2) Rare disease includes SPINRAZA®, QALSODY® and SKYCLARYS®.
(3) Other includes ADUHELM®, FUMADERM™ and ZURZUVAE™.
(4) Also includes Biogen’s 50% share of revenue, net, and cost of sales, including royalties, from the LEQEMBI Collaboration and revenue from manufacturing of LEQEMBI beginning in the first quarter of 2023. Beginning in the third quarter of 2023, Biogen modified its presentation of the commercialization expenses incurred within the LEQEMBI Collaboration. Biogen's 50% portion of LEQEMBI product revenue, net and cost of sales, including royalties, will continue to be classified as a component of revenue. Biogen will now present its 50% share of all global pre- and post-commercialization sales & marketing expenses for the LEQEMBI Collaboration within SG&A expense and will no longer present the post-commercialization portion of these expenses as a reduction to revenue.
•Fourth quarter 2023 in-market product revenue for LEQEMBI recorded by Eisai was approximately $7 million.
•Full year 2023 in-market product revenue for LEQEMBI recorded by Eisai was approximately $10 million.
•Fourth quarter 2023 SKYCLARYS revenue was approximately $56 million.
•Fourth quarter 2023 ZURZUVAE revenue was approximately $2 million.
Expense Summary

(in millions)	Q4 '23	Q4 '22	△	FY '23	FY '22	△
GAAP cost of sales*	$618	$571	(8)%	$2,533	$2,278	(11)%
% of Total Revenue	26%	22%		26%	22%
Non-GAAP cost of sales*	$587	$571	(3)%	$2,502	$2,278	(10)%
% of Total Revenue	25%	22%		25%	22%
GAAP R&D expense	$571	$602	5%	$2,462	$2,231	(10)%
Non-GAAP R&D expense	$568	$602	6%	$2,262	$2,231	(1)%
GAAP SG&A expense#	$609	$633	4%	$2,550	$2,404	(6)%
Non-GAAP SG&A expense#	$588	$632	7%	$2,277	$2,400	5%
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period
*Excluding amortization and impairment of acquired intangible assets
# As referenced above, beginning in the third quarter of 2023, Biogen's 50% share of all global pre- and post-commercialization sales & marketing expenses for the LEQEMBI Collaboration will be presented within SG&A expense and will no longer present the post-commercialization portion of these expenses as a reduction to revenue.

•Fourth quarter 2023 GAAP and Non-GAAP cost of sales includes approximately $52 million of idle capacity charges. Fourth quarter 2022 GAAP and Non-GAAP cost of sales includes approximately $36 million of idle capacity charges. The increase in fourth quarter 2023 GAAP and Non-GAAP cost of sales as a percentage of total revenue was driven primarily by product mix.

•Full year 2023 GAAP and Non-GAAP cost of sales includes approximately $165 million of idle capacity charges. Full year 2022 GAAP and Non-GAAP cost of sales includes approximately $119 million of idle capacity charges and approximately $286 million in charges associated with the write-off of inventory and purchase commitments in excess of forecasted demand related to ADUHELM. The increase in full year 2023 GAAP and Non-GAAP cost of sales as a percentage of total revenue was driven primarily by product mix, particularly the year-over-year increase in contract manufacturing revenue.

•Fourth quarter 2023 GAAP and Non-GAAP R&D expense includes approximately $45 million related to Biogen's portion of R&D expense related to the LEQEMBI Collaboration and approximately $60 million in close out costs related to ADUHELM.

•Full year 2023 GAAP and Non-GAAP R&D expense includes approximately $186 million related to Biogen's portion of R&D expense related to the LEQEMBI Collaboration.

•Fourth quarter 2023 GAAP and Non-GAAP SG&A includes approximately $56 million related to Biogen's portion of SG&A expense related to the LEQEMBI Collaboration.

•Full year 2023 GAAP and Non-GAAP SG&A includes approximately $152 million related to Biogen's portion of SG&A expense related to the LEQEMBI Collaboration.

•Fourth quarter and full year 2023 GAAP restructuring expense was approximately $99 million and approximately $219 million, respectively.
Other Financial Highlights

•Fourth quarter 2023 GAAP and Non-GAAP collaboration profit sharing was a net expense of approximately $54 million, which includes approximately $53 million of net profit sharing expense related to Biogen’s collaboration with Samsung Bioepis, and approximately $1 million of net profit sharing expense related to Biogen’s collaboration with Sage Therapeutics related to the commercialization of ZURZUVAE in the U.S.

•Full year 2023 GAAP and Non-GAAP collaboration profit sharing was a net expense of approximately $219 million, which includes approximately $224 million of net profit sharing expense related to Biogen’s collaboration with Samsung Bioepis, partially offset by net reimbursement of approximately $5 million from Sage Therapeutics related to the commercialization of ZURZUVAE in the U.S.

•Fourth quarter 2023 GAAP and Non-GAAP other expense was approximately $67 million and approximately $62 million, respectively, primarily driven by net interest expense.

•Full year 2023 GAAP other expense was approximately $316 million, primarily driven by net unrealized losses on strategic equity investments of approximately $270 million. Full year 2023 Non-GAAP other expense was approximately $14 million, primarily driven by foreign exchange rate losses, partially offset by net interest income.

•Fourth quarter 2023 GAAP and Non-GAAP effective tax rates were 14.7% and 17.0%, respectively. Fourth quarter 2022 GAAP and Non-GAAP effective tax rates were 9.0% and 14.9%, respectively.

•Full year 2023 GAAP and Non-GAAP effective tax rates were 10.4% and 15.2%, respectively. Full year 2022 GAAP and Non-GAAP effective tax rates were 17.6% and 15.3%, respectively.

Financial Position

•Fourth quarter 2023 net cash flow from operations was approximately $13 million, which includes a payment of approximately $393 million for equity-based compensation attributable to the post-acquisition service period related to the Reata Pharmaceuticals, Inc. (Reata) transaction. Capital expenditures were approximately $65 million, and free cash flow, defined as net cash flow from operations less capital expenditures, was a net cash outflow of approximately $53 million.

•Full year 2023 net cash flow from operations was approximately $1.5 billion, and includes the aforementioned payment of approximately $393 million related to Reata. Capital expenditures were approximately $277 million, and free cash flow, defined as net cash flow from operations less capital expenditures, was approximately $1.3 billion.

•As of December 31, 2023, Biogen had cash, cash equivalents, and marketable securities totaling approximately $1.0 billion with approximately $6.9 billion in total debt, resulting in net debt of approximately $5.9 billion. This reflects all purchase payments related to the Reata transaction and a paydown of approximately $350 million of the $1 billion term loan related to our acquisition of Reata.

•No shares of the Company’s common stock were repurchased in the fourth quarter of 2023. As of December 31, 2023, there was approximately $2.1 billion remaining under the share repurchase program authorized in October 2020.

•For the fourth quarter of 2023 the Company’s GAAP weighted average diluted shares were 146 million. For full year 2023 the Company’s GAAP weighted average diluted shares were 146 million.

Full Year 2024 Financial Guidance

For the full year 2024, Biogen expects a Non-GAAP diluted EPS guidance range as follows:

Full Year 2024 Guidance
Non-GAAP diluted EPS	$15.00 to $16.00 Reflecting growth of ~5% at the mid-point*

*Versus reported full year 2023

While total revenue is expected to decline by a low- to mid-single digit percentage, Biogen expects core pharmaceutical revenue, defined as product revenue plus Biogen's 50% share of net LEQEMBI product revenue and cost of sales, including royalties, to be relatively flat for 2024 compared to 2023 as further declines in multiple sclerosis product revenue are expected to be offset by increases in revenue from new product launches.

As of December 31, 2023, batch commitments related to the 2020 sale of Hillerød, Denmark manufacturing operations to FUJIFILM have been satisfied. Biogen expects contract manufacturing revenue to be significantly lower in 2024 compared to 2023.

As a result of these dynamics affecting revenue, along with lower expected idle capacity charges, Biogen expects an improvement in the cost of sales as a percentage of total revenue for 2024 compared to 2023.

For 2024 compared to 2023, Biogen expects operating income to grow at a low-double digit percentage. This is expected to be driven by improved cost of sales as a percentage of revenue, as well as lower operating expenses as a result of the Company's Fit for Growth program. The Fit for Growth program is expected to generate approximately $1 billion in gross savings and $800 million net of reinvestment by 2025. Since the program was initiated in 2023, approximately $200 million of savings have been achieved, and Biogen expects to realize approximately half of the overall net savings by the end of 2024 with the balance by the end of 2025. These amounts do not include Biogen's 50% share of sales and marketing expenses for the LEQEMBI Collaboration.

This guidance also assumes that foreign exchange rates as of February 9, 2024, will remain in effect for the remainder of the year, net of hedging activities. Other modeling considerations will be provided on the conference call and webcast.

This financial guidance does not include any impact from potential acquisitions or large business development transactions or pending and future litigation, as all are hard to predict, or any impact of potential tax or healthcare reform. Biogen may incur charges, realize gains or losses, or experience other events or circumstances in 2024 that could cause any of these assumptions to change and/or actual results to vary from this financial guidance.

Biogen does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking Non-GAAP financial measures to the most directly comparable GAAP reported financial measures because the Company is unable to predict with reasonable certainty the financial impact of items such as the transaction, integration, and certain other costs related to acquisitions or large business development transactions; unusual gains and losses; potential future asset impairments; gains and losses from our equity security investments; and the ultimate outcome of pending or future significant litigation without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, the Company is unable to address the significance of the unavailable information, which could be material to future results.

Conference Call and Webcast

The Company’s earnings conference call for the fourth quarter will be broadcast via the internet at 8:00 a.m. ET on February 13, 2024 and will be accessible through the Investors section of Biogen’s website, www.biogen.com. Supplemental information in the form of a slide presentation is also accessible at the same location on the internet and will be subsequently available on the website for at least 90 days.
About Biogen

Founded in 1978, Biogen is a leading biotechnology company that pioneers innovative science to deliver new medicines to transform patient’s lives and to create value for shareholders and our communities.
We apply deep understanding of human biology and leverage different modalities to advance first-in-class treatments or therapies that deliver superior outcomes. Our approach is to take bold risks, balanced with return on investment to deliver long-term growth.

We routinely post information that may be important to investors on our website at
www.biogen.com. Follow us on social media - Facebook, LinkedIn, X, YouTube.

Biogen Safe Harbor

This press release contains forward-looking statements, relating to: our strategy and plans; potential of, and expectations for, our commercial business and pipeline programs; capital allocation and investment strategy; clinical development programs, clinical trials, and data readouts and presentations; regulatory discussions, submissions, filings, and approvals; the potential benefits, safety, and efficacy of our and our collaboration partners’ products and investigational therapies; the anticipated benefits and potential of investments, optimization of the cost structure including our "Fit for Growth" program, actions to improve risk profile and productivity of R&D pipeline, collaborations, and business development activities; our future financial and operating results; 2024 financial guidance. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “possible,” “prospect,” “will,” “would,” and other words and terms of similar meaning. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements.

These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: our dependence on sales from our products; uncertainty of long-term success in developing, licensing, or acquiring other product candidates or additional indications for existing products; failure to compete effectively due to significant product competition in the markets for our products; failure to successfully execute or realize the anticipated benefits of our strategic and growth initiatives; difficulties in obtaining and maintaining adequate coverage, pricing, and reimbursement for our products; our dependence on collaborators and other third parties for the development, regulatory approval, and commercialization of products and other aspects of our business, which are outside of our full control; risks associated with current and potential future healthcare reforms; risks related to commercialization of biosimilars; failure to obtain, protect, and enforce our data, intellectual property, and other proprietary rights and the risks and uncertainties relating to intellectual property claims and challenges; the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in early stage clinical trials may not be predictive of results in later stage or large scale clinical trials or trials in other potential indications; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events, restrictions on use with our products, or product liability claims; risks relating to technology failures or breaches; problems with our manufacturing processes; risks relating to management and personnel changes, including attracting and retaining personnel; failure to comply with legal and regulatory requirements; the risks of doing business internationally, including currency exchange rate fluctuations; risks relating to investment in our manufacturing capacity; the direct and indirect impacts of the COVID-19 pandemic on our business; risks relating to the distribution and sale by third parties of counterfeit or unfit versions of our products; risks relating to the use of social media for our business; results of operations, and financial condition; fluctuations in our operating results; risks related to investment in properties; the market, interest, and credit risks associated with our investment portfolio; risks relating to share repurchase programs; risks relating to access to capital and credit markets; risks related to indebtedness; change in control provisions in certain of our collaboration agreements; fluctuations in our effective tax rate; environmental risks; and any other risks and uncertainties that are described in other reports we have filed with the U.S. Securities and Exchange Commission.

These statements speak only as of the date of this press release. We do not undertake any obligation to publicly update any forward-looking statements.

###

MEDIA CONTACT:	INVESTOR CONTACT:
Biogen	Biogen
Jack Cox	Chuck Triano
Tel: +1 781-464-3260	Tel: +1 781-464-2442
public.affairs@biogen.com	IR@biogen.com

TABLE 1

BIOGEN INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(unaudited, in millions, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue:
Product revenue, net	$1,832.4	$1,904.5	$7,246.7	$7,987.8
Revenue from anti-CD20 therapeutic programs	435.8	447.9	1,689.6	1,700.5
Contract manufacturing, royalty and other revenue	118.1	191.6	899.3	485.1
Total revenue	2,386.3	2,544.0	9,835.6	10,173.4
Cost and expense:
Cost of sales, excluding amortization and impairment of acquired intangible assets	618.3	570.9	2,533.4	2,278.3
Research and development	570.9	601.6	2,462.0	2,231.1
Selling, general and administrative	608.5	632.8	2,549.7	2,403.6
Amortization and impairment of acquired intangible assets	76.6	175.0	240.6	365.9
Collaboration profit sharing/(loss reimbursement)	54.3	35.2	218.8	(7.4)
(Gain) loss on fair value remeasurement of contingent consideration	—	(195.3)	—	(209.1)
Restructuring charges	98.8	6.9	218.8	131.1
Gain on sale of building	—	—	—	(503.7)
Other (income) expense, net	67.3	113.1	315.5	(108.2)
Total cost and expense	2,094.7	1,940.2	8,538.8	6,581.6
Income (loss) before income tax expense and equity in loss of investee, net of tax	291.6	603.8	1,296.8	3,591.8
Income tax (benefit) expense	42.7	54.3	135.3	632.8
Equity in (income) loss of investee, net of tax	—	—	—	(2.6)
Net income	248.9	549.5	1,161.5	2,961.6
Net income (loss) attributable to noncontrolling interests, net of tax	(0.8)	(0.9)	0.4	(85.3)
Net income attributable to Biogen Inc.	$249.7	$550.4	$1,161.1	$3,046.9

Net income per share:
Basic earnings per share attributable to Biogen Inc.	$1.72	$3.82	$8.02	$20.96
Diluted earnings per share attributable to Biogen Inc.	$1.71	$3.79	$7.97	$20.87

Weighted-average shares used in calculating:
Basic earnings per share attributable to Biogen Inc.	144.9	144.1	144.7	145.3
Diluted earnings per share attributable to Biogen Inc.	145.7	145.2	145.6	146.0

TABLE 2

BIOGEN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	As of December 31, 2023	As of December 31, 2022
ASSETS
Cash and cash equivalents	$1,049.9	$3,419.3
Marketable securities	—	1,473.5
Accounts receivable, net	1,664.1	1,705.0
Due from anti-CD20 therapeutic programs, net	435.9	431.4
Inventory	2,527.4	1,344.4
Other current assets	1,182.0	1,417.6
Total current assets	6,859.3	9,791.2
Marketable securities	—	705.7
Property, plant and equipment, net	3,309.7	3,298.6
Operating lease assets	420.0	403.9
Intangible assets, net	8,363.0	1,850.1
Goodwill	6,219.2	5,749.0
Deferred tax asset	928.6	1,226.4
Investments and other assets	745.0	1,529.2
TOTAL ASSETS	$26,844.8	$24,554.1

LIABILITIES AND EQUITY
Current portion of term loan	$150.0	$—
Taxes payable	257.4	259.9
Accounts payable	403.3	491.5
Accrued expenses and other	2,623.6	2,521.4
Total current liabilities	3,434.3	3,272.8
Notes payable and term loan	6,788.2	6,281.0
Deferred tax liability	641.8	334.7
Long-term operating lease liabilities	400.0	333.0
Other long-term liabilities	781.1	944.2
Equity	14,799.4	13,388.4
TOTAL LIABILITIES AND EQUITY	$26,844.8	$24,554.1

TABLE 3

BIOGEN INC. AND SUBSIDIARIES
PRODUCT REVENUE & TOTAL REVENUE
(unaudited, in millions)

Product Revenue

	For the Three Months Ended December 31,
	2023			2022
	United States	Rest of World	Total	United States	Rest of World	Total
Multiple Sclerosis (MS):
TECFIDERA	$63.8	$180.5	$244.3	$87.4	$209.7	$297.1
VUMERITY	139.5	16.9	156.4	138.3	12.5	150.8
Total Fumarate	203.3	197.4	400.7	225.7	222.2	447.9
AVONEX	139.5	66.6	206.1	155.4	74.7	230.1
PLEGRIDY	30.8	43.1	73.9	34.2	45.3	79.5
Total Interferon	170.3	109.7	280.0	189.6	120.0	309.6
TYSABRI	247.8	216.9	464.7	274.0	214.4	488.4
FAMPYRA	—	23.0	23.0	—	22.9	22.9
Subtotal: MS	621.4	547.0	1,168.4	689.3	579.5	1,268.8

Rare disease:
SPINRAZA	157.5	255.1	412.6	156.9	301.9	458.8
QALSODY(1)	3.3	—	3.3	—	—	—
SKYCLARYS(2)	55.9	—	55.9	—	—	—
Subtotal: Rare disease	216.7	255.1	471.8	156.9	301.9	458.8

Biosimilars:
BENEPALI	—	107.8	107.8	—	100.3	100.3
IMRALDI	—	54.5	54.5	—	52.1	52.1
FLIXABI	—	16.7	16.7	—	19.3	19.3
BYOOVIZ(3)	7.9	1.3	9.2	3.1	—	3.1
Subtotal: Biosimilars	7.9	180.3	188.2	3.1	171.7	174.8

Other(4)	2.1	1.9	4.0	0.3	1.8	2.1
Total product revenue, net	$848.1	$984.3	$1,832.4	$849.6	$1,054.9	$1,904.5

(1) QALSODY became commercially available in the U.S. during the second quarter of 2023.
(2) SKYCLARYS was obtained as part of our acquisition of Reata in September 2023. SKYCLARYS became commercially available during the second quarter of 2023 and we began recognizing revenue from SKYCLARYS in the U.S. during the fourth quarter of 2023, subsequent to our acquisition.
(3) BYOOVIZ became commercially available in the U.S. during the third quarter of 2022 and commercially available in certain international markets in 2023.
(4) Other includes FUMADERM, ADUHELM and ZURZUVAE, which became commercially available in the U.S. during the fourth quarter of 2023.

TABLE 3 (continued)
BIOGEN INC. AND SUBSIDIARIES
PRODUCT REVENUE & TOTAL REVENUE
(unaudited, in millions)

	For the Twelve Months Ended December 31,
	2023			2022
	United States	Rest of World	Total	United States	Rest of World	Total
Multiple Sclerosis (MS):
TECFIDERA	$263.1	$749.4	$1,012.5	$417.7	$1,026.2	$1,443.9
VUMERITY	512.1	64.2	576.3	521.3	32.1	553.4
Total Fumarate	775.2	813.6	1,588.8	939.0	1,058.3	1,997.3
AVONEX	536.7	274.3	811.0	649.2	324.3	973.5
PLEGRIDY	126.2	168.5	294.7	148.4	183.5	331.9
Total Interferon	662.9	442.8	1,105.7	797.6	507.8	1,305.4
TYSABRI	997.9	879.0	1,876.9	1,123.4	907.5	2,030.9
FAMPYRA	—	90.5	90.5	—	96.6	96.6
Subtotal: MS	2,436.0	2,225.9	4,661.9	2,860.0	2,570.2	5,430.2

Rare disease:
SPINRAZA	610.5	1,130.7	1,741.2	600.2	1,193.3	1,793.5
QALSODY(1)	5.8	0.1	5.9	—	—	—
SKYCLARYS(2)	55.9	—	55.9	—	—	—
Subtotal: Rare disease	672.2	1,130.8	1,803.0	600.2	1,193.3	1,793.5
			0
Biosimilars:
BENEPALI	—	438.8	438.8	—	441.0	441.0
IMRALDI	—	222.1	222.1	—	224.5	224.5
FLIXABI	—	77.4	77.4	—	81.3	81.3
BYOOVIZ(3)	29.2	2.5	31.7	4.3	—	4.3
Subtotal: Biosimilars	29.2	740.8	770.0	4.3	746.8	751.1

Other(4)	4.0	7.8	11.8	4.8	8.2	13.0
Total product revenue, net	$3,141.4	$4,105.3	$7,246.7	$3,469.3	$4,518.5	$7,987.8

(1) QALSODY became commercially available in the U.S. during the second quarter of 2023.
(2) SKYCLARYS was obtained as part of our acquisition of Reata in September 2023. SKYCLARYS became commercially available during the second quarter of 2023 and we began recognizing revenue from SKYCLARYS in the U.S. during the fourth quarter of 2023, subsequent to our acquisition.
(3) BYOOVIZ became commercially available in the U.S. during the third quarter of 2022 and commercially available in certain international markets in 2023.
(4) Other includes FUMADERM, ADUHELM and ZURZUVAE, which became commercially available in the U.S. during the fourth quarter of 2023.

Total Revenue

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Product revenue, net	$1,832.4	$1,904.5	$7,246.7	$7,987.8
OCREVUS royalties	338.0	311.1	1,266.2	1,136.3
RITUXAN/GAZYVA®/LUNSUMIO™ revenue	94.4	132.8	409.4	547.0
Other revenues from anti-CD20 programs	3.4	4.0	14.0	17.2
Contract manufacturing, royalty and other revenue	118.1	191.6	899.3	485.1
Total revenue	$2,386.3	$2,544.0	$9,835.6	$10,173.4

TABLE 4
BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
OPERATING EXPENSE, OTHER (INCOME) EXPENSE, NET, AND INCOME TAX EXPENSE
(unaudited, in millions, except effective tax rate)
We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share, revenue growth at constant currency, which excludes the impact of changes in foreign exchange rates and hedging gains or losses, and free cash flow, which is defined as net cash flow from operations less capital expenditures. We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Cost of Sales:
Total cost of sales, GAAP	$618.3	$570.9	$2,533.4	$2,278.3
Less: amortization of Reata inventory step-up	31.5	—	31.5	—
Total cost of sales, Non-GAAP	$586.8	$570.9	$2,501.9	$2,278.3

Research and Development Expense:
Total research and development expense, GAAP	$570.9	$601.6	$2,462.0	$2,231.1
Less: acceleration of share-based compensation expense and related taxes A	—	—	197.0	—
Less: restructuring charges and other cost saving initiatives	2.8	—	3.5	—
Total research and development expense, Non-GAAP	$568.1	$601.6	$2,261.5	$2,231.1

Selling, General and Administrative Expense:
Total selling, general and administrative, GAAP	$608.5	$632.8	$2,549.7	$2,403.6
Less: acceleration of share-based compensation expense and related taxes A	—	—	196.4	—
Less: acquisition-related transaction and integration costs	5.4		35.0
Less: restructuring charges and other cost saving initiatives	8.0	—	25.4	—
Less: other	7.2	0.6	15.6	4.1
Total selling, general and administrative, Non-GAAP	$587.9	$632.2	$2,277.3	$2,399.5

Amortization and Impairment of Acquired Intangible Assets:
Total amortization and impairment of acquired intangible assets, GAAP	$76.6	$175.0	$240.6	$365.9
Less: impairment charges B	—	119.6	—	119.6
Less: amortization of acquired intangible assets	67.2	47.1	206.0	215.2
Total amortization and impairment of acquired intangible assets, Non-GAAP	$9.4	$8.3	$34.6	$31.1

Other (Income) Expense, net:
Total other (income) expense, net, GAAP	$67.3	$113.1	$315.5	$(108.2)
Less: (gain) loss on equity security investments	1.5	106.5	274.2	264.6
Less: (gain) loss on sale of equity interest in Samsung Bioepis and other investments C	—	—	15.2	(1,505.3)
Less: litigation settlement agreement D	—	—	—	917.0
Less: other	3.5	—	12.5	2.2
Total other (income) expense, net, Non-GAAP	$62.3	$6.6	$13.6	$213.3

Income Tax (Benefit) Expense:
Total income tax (benefit) expense, GAAP	$42.7	$54.3	$135.3	$632.8
Less: Neurimmune step-up tax basis E	—	—	—	83.9
Less: international reorganization (2022) & income tax effect related to Non-GAAP reconciling items	(45.2)	(48.7)	(248.3)	84.4
Total income tax (benefit) expense, Non-GAAP	$87.9	$103.0	$383.6	$464.5

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME ATTRIBUTABLE TO BIOGEN INC. & DILUTED EPS
(unaudited, in millions, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Effective Tax Rate:
Total effective tax rate, GAAP	14.7%	9.0%	10.4%	17.6%
Less: Neurimmune step-up tax basis E	—	—	—	2.2
Less: impact of GAAP to Non-GAAP adjustments	(2.3)	(5.9)	(4.8)	0.1
Total effective tax rate, Non-GAAP	17.0%	14.9%	15.2%	15.3%

Equity in (Income) Loss of Investee, Net of Tax:
Total equity in (income) loss of investee, GAAP	$—	$—	$—	$(2.6)
Less: amortization of equity in (income) loss of investee	—	—	—	14.4
Total equity in (income) loss of investee, Non-GAAP	$—	$—	$—	$(17.0)

Net Income (Loss) Attributable to Noncontrolling Interests, Net of Tax:
Total net income (loss) attributable to noncontrolling interests, GAAP	$(0.8)	$(0.9)	$0.4	$(85.3)
Less: Neurimmune step-up tax basis E	—	—	—	(83.9)
Less: net distribution to noncontrolling interests	—	—	—	(1.4)
Total net income (loss) attributable to noncontrolling interests, Non-GAAP	$(0.8)	$(0.9)	$0.4	$—

Net Income Attributable to Biogen Inc.:
Total net income (loss) attributable to Biogen Inc., GAAP	$249.7	$550.4	$1,161.1	$3,046.9
Plus: amortization of Reata inventory step-up	31.5	—	31.5	—
Plus: acceleration of share-based compensation expense and related taxes A	—	—	393.4	—
Plus: impairment charges B	—	119.6	—	119.6
Plus: acquisition-related transaction and integration costs	5.4	—	35.0	—
Plus: amortization of acquired intangible assets	67.2	47.1	206.0	215.2
Plus: restructuring charges and other cost saving initiatives	109.6	6.9	247.7	131.1
Plus: (gain) loss on fair value remeasurement of contingent consideration	—	(195.3)	—	(209.1)
Plus: (gain) loss on equity security investments	1.5	106.5	274.2	264.6
Plus: net distribution to noncontrolling interests & amortization of equity in (income) loss of investee	—	—	—	12.9
Plus: (gain) loss on sale of equity interest in Samsung Bioepis and other investments C	—	—	15.2	(1,505.3)
Plus: litigation settlement agreement D	—	—	—	917.0
Plus: (gain) on sale of building F	—	—	—	(503.7)
Plus: international reorganization & income tax effect related to Non-GAAP reconciling items	(45.2)	(48.7)	(248.3)	84.4
Plus: other	10.6	0.7	28.0	6.4
Total net income attributable to Biogen Inc., Non-GAAP	$430.3	$587.2	$2,143.8	$2,580.0

Diluted Earnings Per Share:
Total diluted earnings (loss) per share, GAAP	$1.71	$3.79	$7.97	$20.87
(Less) Plus: adjustments to GAAP net income attributable to Biogen Inc. (as detailed above)	1.24	0.26	6.75	(3.20)
Total diluted earnings per share, Non-GAAP	$2.95	$4.05	$14.72	$17.67

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION NOTES
(unaudited, in millions, except per share amounts)
A Share-based compensation expense reflects the accelerated vesting of awards previously granted to Reata Pharmaceuticals Inc. (Reata) employees as a result of our acquisition of Reata in the third quarter of 2023. We paid pay approximately $983.9 million in cash for Reata's outstanding equity awards, inclusive of employer taxes, of which approximately $590.5 million was attributable to pre-acquisition services and is therefore reflected as a component of total purchase price paid. Of the $983.9 million paid to Reata's equity award holders, we recognized approximately $393.4 million as compensation attributable to the post-acquisition service period, of which $196.4 million was recognized as a charge to selling, general and administrative expense with the remaining $197.0 million as a charge to research and development expense within our consolidated statements of income for the year ended December 31, 2023.

B During the fourth quarter of 2022 we discontinued further development of vixotrigine based on regulatory, development and commercialization challenges. For the year ended December 31, 2022, we recognized an impairment charge of approximately $119.6 million related to vixotrigine for the potential treatment of DPN, reducing the remaining book value of this IPR&D intangible asset to zero.

C In April 2022 we completed the sale of our 49.9% equity interest in Samsung Bioepis to Samsung BioLogics in exchange for total consideration of approximately $2.3 billion. Under the terms of this transaction, we received approximately $1.0 billion in cash at closing, with approximately $1.3 billion in cash to be deferred over two payments. The first deferred payment of $812.5 million was received in April 2023 and the second deferred payment of $437.5 million is due at the second anniversary of the closing of this transaction in April 2024.
Prior to the sale, the carrying value of our investment in Samsung Bioepis totaled $581.6 million. For the year ended December 31, 2022, we recognized a pre-tax gain of approximately $1.5 billion related to this transaction, which was recorded in other (income) expense, net in our consolidated statements of income.

D During the second quarter of 2022 we recorded a pre-tax charge of $900.0 million, plus settlement fees and expenses, related to a litigation settlement agreement to resolve a qui tam litigation relating to conduct prior to 2015. This charge is included within other (income) expense, net in our consolidated statements of income for the year ended December 31, 2022.

E During the first quarter of 2022, upon issuance of the final National Coverage Determination related to ADUHELM, we recorded an increase in a valuation allowance of approximately $85.0 million to reduce the net value of this deferred tax asset to zero.
This adjustment to our net deferred tax asset is recorded with an equal and offsetting amount assigned to net income (loss) attributable to noncontrolling interests, net of tax in our condensed consolidated statements of income, resulting in a zero net impact to net income attributable to Biogen Inc.

F In September 2022 we completed the sale of our building and land parcel located at 125 Broadway for an aggregate sales price of approximately $603.0 million, which is inclusive of a $10.8 million tenant allowance. This sale resulted in a pre-tax gain on sale of approximately $503.7 million, net of transaction costs, which is reflected within gain on sale of building in our consolidated statements of income for the year ended December 31, 2022.

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
REVENUE GROWTH AT CONSTANT CURRENCY
(unaudited)
Percentage changes in revenue growth at constant currency are presented excluding the impact of changes in foreign currency exchange rates and hedging gains or losses. The current period’s foreign currency revenue values are converted into U.S. dollars using the average exchange rates from the prior period.

	Q4 2023 vs. Q4 2022	YTD 2023 vs. YTD 2022
Total Revenue:
Revenue change, as reported	(6.2)%	(3.3)%
Less: impact of foreign currency translation and hedging gains / losses	(1.3)	(1.8)
Revenue change at constant currency	(4.9)%	(1.5)%

Total Product Revenue:
Revenue change, as reported	(3.8)%	(9.3)%
Less: impact of foreign currency translation and hedging gains / losses	(1.8)	(2.2)
Revenue change at constant currency	(2.0)%	(7.1)%

Total MS Product Revenue:
Revenue change, as reported	(7.9)%	(14.1)%
Less: impact of foreign currency translation and hedging gains / losses	(1.5)	(1.7)
Revenue change at constant currency	(6.4)%	(12.4)%

Total Rare Disease Revenue
Revenue change, as reported	2.8%	0.5%
Less: impact of foreign currency translation and hedging gains / losses	(3.0)	(3.2)
Revenue change at constant currency	5.8%	3.7%

Total SPINRAZA Rest of World Revenue
Revenue change, as reported	(15.5)%	(5.2)%
Less: impact of foreign currency translation and hedging gains / losses	(3.9)	(4.6)
Revenue change at constant currency	(11.6)%	(0.6)%

Total Biosimilars Product Revenue:
Revenue change, as reported	7.6%	2.5%
Less: impact of foreign currency translation and hedging gains / losses	(1.9)	(3.5)
Revenue change at constant currency	9.5%	6.0%

Total Other Product Revenue (ADUHELM, FUMADERM and ZURZUVAE):
Revenue change, as reported	94.7%	(8.3)%
Less: impact of foreign currency translation and hedging gains / losses	4.7	1.2
Revenue change at constant currency	90.0%	(9.5)%

Total Contract Manufacturing, Royalty and Other Revenue:
Revenue change, as reported	(38.4)%	85.4%
Less: impact of foreign currency translation and hedging gains / losses	(0.1)	—
Revenue change at constant currency	(38.3)%	85.4%

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
FREE CASH FLOW
(unaudited, in millions)
We define free cash flow as net cash provided by (used in) operating activities in the period less capital expenditures made in the period. The following table reconciles net cash provided by (used in) operating activities, a GAAP measure, to free cash flow, a Non-GAAP measure.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Cash Flow:
Net cash provided by (used in) operating activities	$12.5	$(175.0)	$1,547.2	$1,384.3
Net cash provided by (used in) investing activities	(652.3)	(141.1)	(4,101.0)	1,576.6
Net cash provided by (used in) financing activities	(646.1)	(7.4)	149.3	(1,747.3)
Net increase (decrease) in cash and cash equivalents	$(1,285.9)	$(323.5)	$(2,404.5)	$1,213.6

Net cash provided by (used in) operating activities	$12.5	$(175.0)	$1,547.2	$1,384.3
Less: Purchases of property, plant and equipment	65.2	86.4	277.0	240.3
Free cash flow	$(52.7)	$(261.4)	$1,270.2	$1,144.0

Use of Non-GAAP Financial Measures
We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share, revenue growth at constant currency, which excludes the impact of changes in foreign exchange rates and hedging gains or losses, and free cash flow, which is defined as net cash flow from operations less capital expenditures. We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Our “Non-GAAP net income attributable to Biogen Inc.” and “Non-GAAP earnings per share - Diluted” financial measures exclude the following items from “GAAP net income attributable to Biogen Inc.” and “GAAP earnings per share - Diluted”:
1. Acquisitions and divestitures
We exclude transaction, integration and certain other costs related to the acquisition and divestiture of businesses and items associated with the initial consolidation or deconsolidation of variable interest entities. These adjustments include, but are not limited to, the amortization and impairment of intangible assets, charges or credits from the fair value remeasurement of our contingent consideration obligations and losses on assets and liabilities held for sale.
2. Restructuring, business transformation and other cost saving initiatives
We exclude costs associated with our execution of certain strategies and initiatives to streamline operations, achieve targeted cost reductions, rationalize manufacturing facilities or refocus research and development activities. These costs may include employee separation costs, retention bonuses, facility closing and exit costs, asset impairment charges or additional depreciation when the expected useful life of certain assets have been shortened due to changes in anticipated usage and other costs or credits that management believes do not have a direct correlation to our ongoing or future business operations.
3. (Gain) loss on equity security investments
We exclude unrealized and realized gains and losses related to our equity security investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
4. Other items
We evaluate other items of income and expense on an individual basis and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. We also include an adjustment to reflect the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP net income attributable to Biogen Inc. and earnings per share - diluted.